 Exhibit 99.1

Crexendo Announces Third Quarter 2020 Results

PHOENIX, AZ—(Marketwired – November 10, 2020)

Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter Financial highlights:

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15% increase in total revenue year-over-year to $4.1 million.
●
GAAP net income of $131,000 or $0.01 per basic and diluted common share.
●
Non-GAAP net income of $290,000 or $0.02 per basic and diluted common share.

Financial Results for the Third Quarter of 2020

Consolidated total revenue for the third quarter of 2020 increased 15% to $4.1 million compared to $3.6 million for the third quarter of 2019.

Consolidated service revenue for the third quarter of 2020 increased 12% to $3.7 million compared to $3.3 million for the third quarter of 2019.

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Cloud Telecommunications Segment UCaaS service revenue for the third quarter of 2020 increased 14% to $3.5 million compared to $3.1 million for the third quarter of 2019.
●
Web Services Segment service revenue for the third quarter of 2020 decreased 19% to $129,000, compared to $159,000 for the third quarter of 2019.

Consolidated product revenue for the third quarter of 2020 increased 43% to $489,000 compared to $343,000 for the third quarter of 2019.

Consolidated operating expenses for the third quarter of 2020 increased 22% to $4.0 million compared to $3.3 million for the third quarter of 2019.

The Company reported net income of $131,000 for the third quarter of 2020, or $0.01 per basic and diluted common share, compared to $334,000 or $0.02 per basic and diluted common share for the third quarter of 2019.

Non-GAAP net income of $290,000 for the third quarter of 2020, or $0.02 per basic and diluted common share, compared to a non-GAAP net income of $454,000 or $0.03 per basic and diluted common share for the third quarter of 2019.

EBITDA for the third quarter of 2020 decreased to $212,000, compared to $361,000 for the third quarter of 2019. Adjusted EBITDA for the third quarter of 2020 decreased to $348,000, compared to $468,000 for the third quarter of 2019.

Financial Results for the nine months ended September 30, 2020

Consolidated total revenue for the nine months ended September 30, 2020 increased 13% to $12.1 million compared to $10.7 million for the nine months ended September 30, 2019.

Consolidated service revenue for the nine months ended September 30, 2020 increased 14% to $10.7 million compared to $9.4 million for the nine months ended September 30, 2019.

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Cloud Telecommunications Segment UCaaS service revenue for the nine months ended September 30, 2020 increased 16% to $10.3 million compared to $8.9 million for the nine months ended September 30, 2019.
●
Web Services Segment service revenue for the nine months ended September 30, 2020 decreased 16% to $421,000, compared to $502,000 for the nine months ended September 30, 2019.

Consolidated product revenue for the nine months ended September 30, 2020 increased 2% to $1.32 million compared to $1.29 million for the nine months ended September 30, 2019.

Consolidated operating expenses for the nine months ended September 30, 2020 increased 14% to $11.2 million compared to $9.8 million for the nine months ended September 30, 2019.

The Company reported net income of $779,000 for the nine months ended September 30, 2020, or $0.05 per basic and diluted common share, compared to $911,000 or $0.06 per basic and diluted common share for the nine months ended September 30, 2019.

Non-GAAP net income was $1.23 million for the nine months ended September 30, 2020, or $0.08 per basic common share and $0.07 per diluted common share, compared to a non-GAAP net income of $1.24 million or $0.09 per basic common share and $0.08 per diluted common share for the nine months ended September 30, 2019.

EBITDA for the nine months ended September 30, 2020 was $1.1 million compared to $986,000 for the nine months ended September 30, 2019. Adjusted EBITDA for the nine months ended September 30, 2020 was $1.4 million compared to $1.3 million for the nine months ended September 30, 2019.

Total cash, cash equivalents, and restricted cash at September 30, 2020 was $15.5 million compared to $4.3 million at December 31, 2019.

Cash provided by operating activities for the nine months ended September 30, 2020 of $423,000 compared to $1.2 million for the nine months ended September 30, 2019. Cash used for investing activities for nine months ended September 30, 2020 of $921,000 compared to $72,000 used for the nine months ended September 30, 2019. Cash provided by financing activities for the nine months ended September 30, 2020 of $11.7 million compared to $374,000 for the nine months ended September 30, 2019.

Steven G. Mihaylo, Chief Executive Officer commented, “I am very pleased with the increase in revenue. UCaaS service revenue increased 14% for the third quarter of 2020 compared to the third quarter of 2019. As I have indicated previously, the increase in UCaaS revenue is the most important factor we use in monitoring the business. The results were impacted by the current pandemic as we believe we had some attrition of customers that did not remain operating or otherwise decreased their service level. We are however hopeful that we have seen the worst of COVID related attrition. I am also pleased that we were able to continue our streak of GAAP profitability. In addition, we had a substantial increase in expenses for this quarter, both in regard to investing in the business and initial listing fees associated with our up listing to the Nasdaq Capital Markets in July. These investments are however necessary and important for our future growth.”

Mihaylo added, “We are very pleased that we were able to close and have a fully subscribed public offering. As part of that process our team spoke to many investors who we believe are very excited with the Crexendo story. We have substantially increased our footprint with investors while increasing our investor base and our stock float. We have built this Company the right way, by methodically controlling expenses, followed by working toward Non-GAAP profitability which was followed by GAAP profitability which allowed us to then organically meet the stringent requirements for a Nasdaq listing. Now that we have successfully completed our public offering and raised the necessary capital, we can aggressively focus on organic growth and accretive acquisitions. We believe we have built the business to the point where we can now focus on growth.”

Doug Gaylor, President and Chief Operating Officer, stated, “Our team continues to do a remarkable job day after day providing industry leading products, services and support. We were recently honored to receive the prestigious 15th annual Internet Telephony excellence award. This as well as the numerous other awards we have received, confirm that when you use our Ride the Cloud Solutions® you get cutting edge solutions you can rely on while in most cases saving a substantial amount of money. We continue to focus and invest in sales and marketing so that we can grow the Company organically while at the same time, as Steve discussed, work aggressively to grow the Company through accretive acquisitions.”

Conference Call

The Company is hosting a conference call today, November 10, 2020 at 4:30 PM EST. The dial-in number for domestic participants is 844-369-8770 and 862-298-0840 for international participants. Please dial in five minutes prior to the beginning of the call at 4:30 PM EST and reference Crexendo. A replay of the call will be available until February 10, 2021 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 38142.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being pleased with the increase in revenue; (ii) believing that the increase in UCaaS revenue is the most important factor in monitoring the business; (iii) results being impacted by the current pandemic with attrition of customers that did not remain operating or otherwise decreased their service level; (iv) being are hopeful that the worst of COVID related attrition has occurred; (v) having a substantial increase in expenses for this quarter, both in regard to investing in the business and initial listing fees associated with up listing to the Nasdaq Capital Markets in July; (vi) the investments being necessary and important for future growth; (vii) being pleased that it closed a fully subscribed public offering; (viii) investors being very excited with the Crexendo story; (ix) having substantially increased its footprint with investors while increasing investor base and stock float; (x) having built this Company the right way; (xi) being able to aggressively focus on accretive acquisitions and engage in meaningful M&A activity; (xi) team continuing to do a remarkable job providing industry leading products, services and support; (xii) awards confirming that when you use the Ride the Cloud Solutions® you get cutting edge solutions which in most cases save a substantial amount of money; (xiii) continuing to focus and invest in sales and marketing so that it can organically while at the same time working aggressively to grow thru accretive acquisitions.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2019, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.
Doug Gaylor
President and Chief Operating Officer
602-732-7990
dgaylor@crexendo.com

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$15,353	$4,180
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $50
as of September 30, 2020 and $14 as of December 31, 2019	632	380
Contract assets	94	22
Inventories	263	382
Equipment financing receivables	253	143
Contract costs	403	379
Prepaid expenses	332	141
Income tax receivable	-	4
Total current assets	17,430	5,731

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as of September 30, 2020 and December 31, 2019	2	6
Long-term equipment financing receivables, net	846	561
Property and equipment, net	2,772	155
Operating lease right-of-use assets	1	51
Intangible assets, net	275	465
Goodwill	272	272
Contract costs, net of current portion	512	436
Other long-term assets	152	106
Total Assets	$22,262	$7,783

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$214	$86
Accrued expenses	1,570	1,754
Finance leases	31	30
Notes payable	1,071	-
Operating lease liabilities	-	50
Income tax payable	5	-
Contigent consideration	-	175
Contract liabilities	783	791
Total current liabilities	3,674	2,886

Contract liabilities, net of current portion	450	423
Finance leases, net of current portion	63	86
Notes payable, net of current portion	1,891	-
Operating lease liabilities, net of current portion	1	1
Total liabilities	6,079	3,396

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 17,536,891 shares issued and outstanding as of September 30, 2020 and 14,884,755 shares issued
and outstanding as of December 31, 2019	18	15
Additional paid-in capital	73,414	62,400
Accumulated deficit	(57,249)	(58,028)
Total stockholders' equity	16,183	4,387

Total Liabilities and Stockholders' Equity	$22,262	$7,783

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Service revenue	$3,654	$3,259	$10,747	$9,414
Product revenue	489	343	1,317	1,294
Total revenue	4,143	3,602	12,064	10,708

Operating expenses:
Cost of service revenue	946	836	2,824	2,587
Cost of product revenue	314	172	797	664
Selling and marketing	1,051	1,003	3,151	2,865
General and administrative	1,351	1,040	3,585	3,051
Research and development	326	215	840	624
Total operating expenses	3,988	3,266	11,197	9,791

Income from operations	155	336	867	917

Other income/(expense):
Interest income	1	1	3	4
Interest expense	(23)	(1)	(54)	(9)
Other income/(expense), net	1	(2)	(28)	6
Total other income/(expense), net	(21)	(2)	(79)	1

Income before income tax	134	334	788	918

Income tax provision	(3)	0	(9)	(7)

Net income	$131	$334	$779	$911

Earnings per common share:
Basic	$0.01	$0.02	$0.05	$0.06
Diluted	$0.01	$0.02	$0.05	$0.06

Weighted-average common shares outstanding:
Basic	15,244,804	14,663,151	15,058,192	14,507,696
Diluted	17,249,035	15,629,647	16,793,896	15,444,063

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$779	$911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	197	69
Share-based compensation	377	293
Changes in assets and liabilities:
Trade receivables	(248)	(11)
Contract assets	(72)	(2)
Equipment financing receivables	(395)	(342)
Inventories	119	108
Contract costs	(100)	(68)
Prepaid expenses	(191)	(157)
Income tax receivable	4	(2)
Other assets	(46)	14
Accounts payable and accrued expenses	(25)	224
Income tax payable	5	-
Contract liabilities	19	120
Net cash provided by operating activities	423	1,157

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(745)	(72)
Acquisition of customer relationship assets	(176)	-
Net cash used for investing activities	(921)	(72)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of contingent consideration	(54)	-
Repayments made on finance leases	(22)	(21)
Proceeds from notes payable	1,001	-
Repayments made on notes payable	(39)	(52)
Proceeds from exercise of options	2,007	447
Proceeds from issuance of common stock in connection with an offering	8,778	-
Net cash provided by financing activities	11,671	374

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	11,173	1,459

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	4,280	1,949

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$15,453	$3,408

Cash used during the year for:
Income taxes, net	$-	$(9)
Interest expense	$(54)	$(9)
Supplemental disclosure of non-cash investing and financing information:
Purchase of property and equipment with a note payable	$2,000	$-
Adjustment to intangible assets and contingent consideration of customer relationship asset acquisition	$(121)	$-
Deferred offering costs, in accounts payable and accrued expenses but not yet paid	$(145)	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Cloud telecommunications	$4,014	$3,443	$11,643	$10,206
Web services	129	159	421	502
Consolidated revenue	4,143	3,602	12,064	10,708

Income from operations:
Cloud telecommunications	124	276	739	692
Web services	31	60	128	225
Total operating income	155	336	867	917
Other income/(expense), net:
Cloud telecommunications	(20)	2	(47)	(2)
Web services	(1)	(4)	(32)	3
Total other income/(expense), net	(21)	(2)	(79)	1
Income before income tax provision:
Cloud telecommunications	104	278	692	690
Web services	30	56	96	228
Income before income tax provision	$134	$334	$788	$918

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and amortization of intangibles. We define EBITDA as U.S. GAAP net income before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our November 10, 2020 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

 We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)		(In thousands)
U.S. GAAP net income	$131	$334	$779	$911
Share-based compensation	136	107	377	293
Amortization of intangible assets	23	13	69	40
Non-GAAP net income	$290	$454	$1,225	$1,244

Non-GAAP earnings per common share:
Basic	$0.02	$0.03	$0.08	$0.09
Diluted	$0.02	$0.03	$0.07	$0.08

Weighted-average common shares outstanding:
Basic	15,244,804	14,663,151	15,058,192	14,507,696
Diluted	17,249,035	15,629,647	16,793,896	15,444,063

Reconciliation of U.S. GAAP Net Income to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)		(In thousands)
U.S. GAAP net income	$131	$334	$779	$911
Depreciation and amortization	57	25	197	69
Interest expense	23	1	54	9
Interest and other expense/(income)	(2)	1	25	(10)
Income tax provision	3	-	9	7
EBITDA	212	361	1,064	986
Share-based compensation	136	107	377	293
Adjusted EBITDA	$348	$468	$1,441	$1,279